Exhibit 99.1

FOR IMMEDIATE PRESS RELEASE

FOR:	PMC Commercial Trust	CONTACT:	Investor Relations
	17950 Preston Road, Suite 600		972-349-3235
	Dallas, TX 75252		www.pmctrust.com

PMC Commercial Trust Announces 2013 Second Quarter and Year-to-Date Financial Results

PMC Commercial Trust

NYSE MKT (Symbol PCC)

www.pmctrust.com

Dallas, TX	August 9, 2013

PMC Commercial Trust (NYSE MKT: PCC) announced second quarter and year-to-date financial results today.

Compared to Second Quarter 2012

Our income from continuing operations for the second quarter of 2013 was $920,000 or $0.09 per share compared to a loss of $93,000 or ($0.01) per share during the second quarter of 2012. Net income increased to $846,000 or $0.08 per share during the second quarter of 2013 compared to a net loss of $415,000 or ($0.04) per share for the second quarter of 2012. The primary reasons for the increase in income from continuing operations and net income were (1) an increase in premium income of $445,000 from loan sales and (2) costs of $1,352,000 related to the evaluation of strategic alternatives incurred during the second quarter of 2012. These increases in income from continuing operations and net income were partially offset by $393,000 of transaction costs incurred during the second quarter of 2013 related to our proposed merger with CIM Urban REIT, LLC (“CIM Urban REIT”).

Compared to First Quarter 2013

Our income from continuing operations for the second quarter of 2013 decreased to $920,000 or $0.09 per share compared to $1,518,000 or $0.14 per share during the first quarter of 2013. Net income decreased to $846,000 or $0.08 per share during the second quarter of 2013 compared to a $1,344,000 or $0.12 per share for the first quarter of 2013. The primary reason for the decrease in income from continuing operations and net income were $393,000 of transaction costs incurred during the second quarter of 2013 related to our proposed merger with CIM Urban REIT.

Compared to Year-to-Date 2012

Our income from continuing operations for the six months ended June 30, 2013 was $2,438,000 or $0.23 per share compared to a loss of $99,000 or ($0.01) per share during the six months ended June 30, 2012. Net income increased to $2,190,000 or $0.21 per share during the six months ended June 30, 2013 compared to a net loss of $570,000 or ($0.05) per share for the six months ended June 30, 2012. The primary reasons for the increase in income from continuing operations and net income were (1) an increase in premium income of $1,152,000 from loan sales and (2) costs of $2,202,000 related to the evaluation of strategic alternatives incurred during the second quarter of 2012. These increases in income from continuing operations and net income were partially offset by the $393,000 of transaction costs related to our proposed merger during 2013.

PMC COMMERCIAL TRUST	Earnings Press Release	August 9, 2013

Management Remarks

Jan F. Salit, Chief Executive Officer, stated, “As you are aware, on July 8th we announced that we entered into a merger agreement with CIM Urban REIT. We are working towards closing the merger during the fourth quarter of 2013. It is anticipated that the merged company will primarily invest in substantially stabilized real estate and real estate related assets in addition to continuing PMC’s current business of commercial lending primarily secured by real estate with increased emphasis on our SBA 7(a) originations.

“We ended the first quarter with a pipeline of commitments totaling $10.7 million. While volume during the second quarter was light, with approximately $9.0 million of fundings, the backlog of unfunded commitments increased to $20.9 million at June 30, 2013. It is still anticipated that total fundings for 2013 will be between $55 and $65 million with $40 million to $50 million being SBA 7(a) originations. We will continue to emphasize SBA 7(a) lending since it provides the highest investment return of any of our lending products.

“We have a $40 million revolving credit facility with approximately $12 million outstanding at quarter end. As anticipated, following the end of the quarter, we extended the maturity of the facility from June 2014 to June 30, 2015.

“We continue to have earnings pressure caused by the historically low level of interest rates affecting our portfolio which is 83% floating rate. In addition, some of our borrowers continue to be affected by the lagging impact of the adverse economic conditions. During the quarter we liquidated three REO properties. We will continue our emphasis on timely liquidation of problem loans. By minimizing the holding periods, we hope to also minimize holding costs.”

Proposed Merger

On July 8, 2013, we entered into a merger agreement with CIM Urban REIT. CIM Urban REIT is a private commercial REIT with Class A commercial real estate assets located in premier urban markets throughout the United States. The merger and other transactions were unanimously approved by both PMC Commercial’s Board and Trust Managers and CIM Urban REIT’s Director.

Pursuant to the merger agreement, CIM Urban REIT and its affiliates will receive approximately 22.0 million newly-issued PMC Commercial common shares of beneficial interest and approximately 65.0 million newly-issued PMC Commercial preferred shares. Each preferred share will be convertible into seven common shares of beneficial interest, resulting in the issuance of approximately 477.2 million common shares of beneficial interest in the merger and other transactions. This will represent approximately 97.8% of our outstanding shares.

All PMC Commercial common shares of beneficial interest that are outstanding immediately prior to the transactions will remain outstanding following the transactions. In addition, PMC Commercial shareholders of record at the close of the business day prior to the closing of the transactions will receive a special cash dividend of $5.50 per common share of beneficial interest, to be paid shortly after closing from existing cash and credit lines of the merged company.

The merger and other transactions are subject to certain customary closing conditions, including the approval of our shareholders. The transaction is expected to close during the fourth quarter of 2013.

PMC COMMERCIAL TRUST	Earnings Press Release	August 9, 2013

Interest Rate Sensitivity

•	Approximately 83% of our retained loans at June 30, 2013 were variable rate based on either LIBOR (54%) or the prime rate (29%).

•	Variable rates have remained stable.

Portfolio Performance

•	Our loan loss reserves were $3,827,000 and $3,413,000 at June 30, 2013 and December 31, 2012, respectively.

•	Provision for loan losses, net, increased by 46% to $172,000 during the second quarter of 2013 from $118,000 during the second quarter of 2012.

•	Provision for loan losses, net, decreased by 30% to $414,000 during the first six months of 2013 from $593,000 during the first six months of 2012.

•	We foreclosed on three limited service hospitality properties in July 2013 valued at approximately $2.3 million. We sold one of these properties for $1.2 million and financed the sale.

Financial Position

•	Our total assets increased slightly to $248.7 million at June 30, 2013 compared to $247.7 million at December 31, 2012 and decreased from $254.9 million at June 30, 2012.

•	Our retained loan portfolio decreased to $238.7 million at June 30, 2013 compared to $242.1 million at December 31, 2012 and $245.1 million at June 30, 2012.

•	Our serviced loan portfolio increased to $320.4 million at June 30, 2013 compared to $313.5 million at December 31, 2012 and $306.3 at June 30, 2012.

Loan Originations

•	During the six months ended June 30, 2013, our loans funded were $24.3 million compared to $26.6 million during the six months ended June 30, 2012.

•	During the six months ended June 30, 2013, we funded $15.0 million of SBA 7(a) loans compared to $18.1 million during the six months ended June 30, 2012.

•	Our pipeline of outstanding loan commitments was $20.9 million at June 30, 2013 compared to $19.5 million at December 31, 2012 and $10.7 million at March 31, 2013.

•	We anticipate our 2013 fundings to be between $55 million and $65 million.

Liquidity

•

Our unsecured revolving credit facility (the “Revolver”) was amended to extend the maturity for a one-year period and now matures on June 30, 2015. The interest rate remains prime less 50 basis points or the 30-day LIBOR plus 2%, at our option. The total amount available under the Revolver is $40 million.

•	We had $12.0 million and $11.9 million outstanding on our Revolver at June 30, 2013 and December 31, 2012, respectively.

Dividends

•	Regular quarterly dividends on our common shares of $0.125 per share were declared in both March and June and paid in April and July, respectively.

•	Since our inception in 1993, we have paid $186.8 million in dividends or $24.65 per common share.

PMC COMMERCIAL TRUST	Earnings Press Release	August 9, 2013

Financial Position Information

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2013	2013	2012	2012	2012
	(In thousands, except per share information)
Loans receivable, net	$235,116	$240,671	$238,991	$241,914	$243,759
Total assets	$248,674	$256,454	$247,707	$254,344	$254,853
Debt	$101,805	$105,553	$97,168	$100,544	$101,470
Total beneficiaries’ equity	$137,912	$138,384	$138,326	$141,658	$142,879
Total equity	$138,812	$139,284	$139,226	$142,558	$143,779
Shares outstanding	10,596	10,596	10,590	10,590	10,590
Net asset value per share	$13.10	$13.15	$13.15	$13.46	$13.58

PMC COMMERCIAL TRUST	Earnings Press Release	August 9, 2013

PMC Commercial Trust and Subsidiaries

Comparative Results of Operations

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	Inc (Dec) %	2013	2012	Inc (Dec) %
	(Dollars in thousands, except per share information)
Income:
Interest income	$3,455	$3,433	1%	$6,926	$6,831	1%
Premium income	723	278	160%	1,543	391	295%
Other income	306	253	21%	530	529	—

Total revenues	4,484	3,964	13%	8,999	7,751	16%

Expenses:
Interest	896	876	2%	1,708	1,759	(3%)
Salaries and related benefits	1,098	1,115	(2%)	2,117	2,259	(6%)
General and administrative	697	538	30%	1,339	998	34%
Strategic alternatives	—	1,352	(100%)	—	2,202	(100%)
Transaction costs	393	—	NM	393	—	NM
Provision for loan losses, net	172	118	46%	414	593	(30%)

Total expenses	3,256	3,999	(19%)	5,971	7,811	(24%)

Income (loss) before income tax provision and discontinued operations, net of tax	1,228	(35)	NM	3,028	(60)	NM
Income tax provision	(308)	(58)	NM	(590)	(39)	NM

Income (loss) from continuing operations	920	(93)	NM	2,438	(99)	NM
Discontinued operations, net of tax	(74)	(322)	(77%)	(248)	(471)	(47%)

Net income (loss)	$846	$(415)	NM	$2,190	$(570)	NM

Basic weighted average shares outstanding	10,596	10,586		10,594	10,581

Basic and diluted earnings (loss) per share:
Income (loss) from continuing operations	$0.09	$(0.01)		$0.23	$(0.01)
Discontinued operations, net of tax	(0.01)	(0.03)		(0.02)	(0.04)

Net income (loss)	$0.08	$(0.04)		$0.21	$(0.05)

PMC COMMERCIAL TRUST	Earnings Press Release	August 9, 2013

PMC Commercial Trust and Subsidiaries

Quarterly Operating Results

	Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2013	2013	2012	2012	2012
	(In thousands)
Revenues:
Interest income	$3,455	$3,471	$3,504	$3,561	$3,433
Premium income	723	820	702	796	278
Other income	306	224	244	507	253

Total revenues	4,484	4,515	4,450	4,864	3,964

Expenses:
Interest	896	812	892	887	876
Salaries and related benefits	1,098	1,019	923	1,091	1,115
General and administrative	697	642	634	495	538
Strategic alternatives	—	—	247	1,421	1,352
Transaction costs	393	—	—	—	—
Severance and related benefits	—	—	2,114	—	—
Provision for loan losses	172	242	1,288	53	118

Total expenses	3,256	2,715	6,098	3,947	3,999

Income (loss) before income tax provision and discontinued operations, net of tax	1,228	1,800	(1,648)	917	(35)
Income tax provision	(308)	(282)	(254)	(272)	(58)

Income (loss) from continuing operations	920	1,518	(1,902)	645	(93)
Discontinued operations, net of tax	(74)	(174)	(180)	(172)	(322)

Net income (loss)	$846	$1,344	$(2,082)	$473	$(415)

PMC COMMERCIAL TRUST	Earnings Press Release	August 9, 2013

Taxable Income

REIT Taxable Income (Loss):

REIT taxable income (loss) is presented to assist investors in analyzing our performance and is a measure that is presented quarterly in our consolidated financial statements and is one of the factors utilized by our Board in determining the level of dividends to be paid to our shareholders.

The following reconciles net income (loss) to REIT taxable income (loss):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(In thousands)
Net income (loss)	$846	$(415)	$2,190	$(570)
Book/tax differences:
Strategic alternatives	—	1,352	—	2,202
Loss on sale of real estate	(1,537)	—	(1,537)	—
Severance payments	(1,794)	(8)	(1,800)	(16)
Transaction costs	393	—	393	—
Amortization and accretion	(11)	(12)	(23)	(169)
Loan valuation	176	(494)	281	(89)
Impairment losses	8	167	116	167
Other, net	(3)	86	29	176

Subtotal	(1,922)	676	(351)	1,701
Less: taxable REIT subsidiaries net income, net of tax	(484)	(89)	(1,009)	(30)

REIT taxable income	$(2,406)	$587	$(1,360)	$1,671

Distributions declared	$1,325	$1,694	$2,650	$3,388

Weighted average common shares outstanding	10,596	10,586	10,594	10,581

PMC COMMERCIAL TRUST	Earnings Press Release	August 9, 2013

Terminology

Terms used in this communication shall have the meanings ascribed to them in the Company’s Press Release Dated July 8, 2013.

Important Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. PMC Commercial plans to file with the U.S. Securities and Exchange Commission (SEC) a Registration Statement on Form S-4 and file with the SEC and mail to its shareholders a Proxy Statement/Prospectus in connection with the merger and other transactions. The Registration Statement and the Proxy Statement/Prospectus will contain important information about PMC Commercial, CIM Urban REIT and their respective affiliates, the merger and other transactions, and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by PMC Commercial through the web site maintained by the SEC at www.sec.gov and that maintained by PMC Commercial Trust at www.pmctrust.com.

In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus from PMC Commercial by contacting PMC Commercial Trust, Attn: Investor Relations, 17950 Preston Road, Suite 600, Dallas, Texas 75252.

PMC Commercial and its trust managers and executive officers may be deemed to be participants in the solicitation of proxies in respect of the merger and other transactions contemplated by the merger agreement. Information regarding PMC Commercial’s trust managers and executive officers is contained in PMC Commercial’s Annual Report on Form 10-K for the year ended December 31, 2012, and in its definitive proxy statement dated April 29, 2013, which are filed with the SEC. As of August 8, 2013, PMC Commercial’s trust managers and executive officers beneficially owned as a group approximately 481,773 Common Shares, or 4.5% of PMC Commercial’s Common Shares. Additional information regarding the interests of such potential participants will be included in the Proxy Statement/Prospectus and other relevant documents filed with the SEC in connection with the proposed merger and other transactions if and when they become available.

Forward-Looking Statements

The information set forth herein (including information included or referenced herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect PMC Commercial’s and CIM Urban REIT’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the merger and other transactions contemplated by the merger agreement will be consummated, PMC Commercial’s and CIM Group’s plans for the merged company, market and other expectations, objectives, intentions, as well as any expectations with respect to the merged company, including regarding valuations, future dividends, estimates of growth, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger and other transactions due to the failure to obtain PMC Commercial shareholder approval for the transactions or the failure to satisfy other conditions to completion of the transactions, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transactions; (3) risks related to disruption of management’s attention from ongoing business operations due to the merger and other transactions; (4) the effect of the announcement of the proposed merger and other transactions on PMC Commercial’s or CIM Urban REIT’s relationships with its customers, investors, tenants, lenders, operating results and business generally; (5) risks related to substantial expenditures with respect to the merger and other

PMC COMMERCIAL TRUST	Earnings Press Release	August 9, 2013

transactions, which may or may not be reimbursable in the event of the termination of the Merger Agreement; (6) the outcome of any legal proceedings relating to the merger and other transactions; and (7) risks to consummation of the merger and other transactions, including the risk that the merger and other transactions will not be consummated within the expected time period or at all. Additional factors that may affect future results are contained in PMC Commercial’s filings with the SEC, which are available at the SEC’s website at www.sec.gov and on PMC Commercial’s website at www.pmctrust.com, including those set forth in PMC Commercial’s Annual Report on Form 10-K for the year ended December 31, 2012. PMC Commercial and CIM Group disclaim any obligation to update and revise statements contained herein or the materials referenced herein based on new information or otherwise.